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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 15, 1998


                               Mark Centers Trust
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Maryland                         1-12002               23-2715194
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(State or other jurisdiction           (Commission           (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)


      600 Third Avenue
       Kingston, PA                                                 18704
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code: (717) 288-4581
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Item 5.   Other Events.

                  On April 15, 1998, Mark Centers Trust, a Maryland real estate investment trust (the "Registrant"), and Mark Centers Limited Partnership, a Delaware limited partnership and majority-owned subsidiary of the Registrant of which the Registrant also serves as the general partner (the "Operating Partnership"), entered into a Contribution and Share Purchase Agreement (the "Contribution Agreement") pursuant to which the Registrant has agreed, subject to the satisfaction or waiver of the conditions set forth in the Contribution Agreement, to acquire fee title to or substantially all of the ownership interests in 12 retail shopping centers, five multi-family apartment complexes and a related management company owned by real estate investment partnerships and related entities in which RD Capital, Inc., a New York corporation ("RD Capital"), or its affiliates serves as the general partner or in another similar management capacity. In addition, one or more newly formed investment limited partnerships of which affiliates of RD Capital are the general partner will make a $100.0 million cash equity investment in the Registrant.

                  RD Capital is a fully integrated real estate operating company focused primarily on the acquisition, redevelopment, ownership and management of neighborhood and community shopping centers in the East and Midwest regions of the United States. The retail shopping centers to be contributed to the Registrant comprise approximately 2.2 million square feet of gross leasable area ("GLA"), and the apartment complexes contain 2,327 units. If the transaction is consummated, the Registrant's portfolio will increase to 51 retail properties and five multi-family apartment complexes in 16 states in the East, Midwest and Southeast regions of the United States.

                  In exchange for the shopping centers, apartment complexes and management company, the Operating Partnership will issue approximately 11.3 million Operating Partnership limited partnership interests ("Units"), each of which is exchangeable, on a one-for-one basis, for common shares of beneficial interest of the Registrant ("Shares"). In consideration for the $100.0 million cash investment, the Registrant will issue approximately 13.3 million Shares. The Units and the Shares to be issued to RD Capital and its affiliates have been valued on the basis of $7.50 per Share.

                   The Contribution Agreement also provides that Ross Dworman and Kenneth Bernstein of RD Capital will become the Chief Executive Officer and President, respectively, of the Registrant. Marvin Slomowitz, currently Chairman of the Board of Trustees and Chief Executive Officer of the Registrant, will resign as Chairman and Chief Executive Officer but will remain on the Board of Trustees. Messrs. Dworman, Bernstein and two designees of RD Capital, and Mr. Slomowitz and two designees of the current Board

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of Trustees will serve on the Board of Trustees assuming the transaction is consummated. The Registrant also will change its name to Acadia Realty Trust, effective upon closing of the transaction.

                  Consummation of the aforementioned transactions is contingent upon the satisfaction of a number of conditions, including, but not limited to, approval by the Registrant's shareholders at a meeting to be called for that purpose, and other customary conditions.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

             (c)    Exhibits

             10.1 Contribution and Share Purchase Agreement dated as of April 15, 1998 among Mark Centers Trust, Mark Centers Limited Partnership, the Contributing Owners and Contributing Entities named therein, RD Properties, L.P. VI, RD Properties, L.P. VIA and RD Properties, L.P. VIB.

             99.1   The Registrant's Press Release dated April 16, 1998.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  April 20, 1998                      MARK CENTERS TRUST


                                            By: /s/ Joshua Kane
                                                --------------------------------
                                                Name:  Joshua Kane
                                                Title: Senior Vice President and
                                                       Chief Financial Officer



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                                  EXHIBIT INDEX

Exhibit
Number      Description of Document                             Page
------      -----------------------                             ----

10.1 Contribution and Share Purchase Agreement dated as of April 15, 1998 among Mark
            Centers Trust, Mark Centers Limited
            Partnership, the Contributing Owners and
            Contributing Entities named therein , RD
            Properties, L.P. VI, RD Properties, L.P. VIA and RD Properties, L.P.
            VIB.

99.1        The Registrant's Press Release dated April 16,
            1998.


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